                            FIRST INTERSTATE BANCORP
                                     PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                                          , 1996

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                           MEETING ON          , 1996

    The  undersigned hereby appoints            ,            and           , and
each of them, with full power of substitution as proxies, to vote all shares of Common Stock of First Interstate Bancorp ("First Interstate") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be
held             , 1996 and  any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows.

           To approve and adopt the Agreement and Plan of Merger dated as of November 5, 1995, by and among First Bank System,
           Inc. ("FBS"), Eleven Acquisition Corp., a wholly owned subsidiary of FBS ("Merger Sub"), and First Interstate providing for the merger (the "Merger") of Merger Sub with and into First Interstate with First Interstate surviving the Merger.
                                 / /  FOR                    / /  AGAINST                    / /  ABSTAIN

  THE BOARD OF DIRECTORS OF FIRST INTERSTATE RECOMMENDS A VOTE FOR THE MERGER
                                    PROPOSAL

                         (PLEASE SIGN ON REVERSE SIDE)

    This Proxy, if signed and returned, will be voted as specified. If no specifications are made, your shares will be voted FOR approval and adoption of the Agreement and Plan of Merger and the transactions contemplated thereby. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

    PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.
                                              Date _____________________________
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS. IF SHARES ARE HELD JOINTLY, ANY ONE OF THE JOINT OWNERS MAY SIGN. ATTORNEYS-IN-FACT, EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATION OFFICERS SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING.